Exhibit (s)
POWER OF ATTORNEY
Each officer and trustee of Blue Owl Alternative Credit Fund whose signature appears below constitutes and appoints Ivan Zinn, Andrew Murphy and Jerry Cammarata, and each of them to act without the other, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and revocation, for him or her and in his or her name, place, and stead, in any and all capacities, to sign this Registration Statement on Form N-2 and any and all amendments thereto, including post-effective amendments and any registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
This Power of Attorney has been signed by the following persons in the capacities indicated on March 10, 2025. This document may be executed by the signatories hereto on any number of counterparts, all of which constitute one and the same instrument.

Name	Title

/s/ Ivan Zinn	Chief Executive Officer, President and Trustee
Ivan Zinn

/s/ James Gillies	Chair of the Board, Trustee
James Gillies

/s/ Jane Nelson	Trustee
Jane Nelson

/s/ Paul Quistberg	Trustee
Paul Quistberg

/s/ Robert Flowers	Trustee
Robert Flowers

/s/ Jerry Cammarata	Chief Financial Officer and Treasurer
Jerry Cammarata